UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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NEON Communications Group, Inc.
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The material on the pages that follow was prepared for use by NEON Communications Group, Inc. (the "Company") as talking points for industry conferences.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in these materials constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve unknown and uncertain risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements or may cause the conditions to the proposed merger of the Company with a subsidiary of RCN Corporation (the "Merger") not to be satisfied or cause the Merger not to occur. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties and the statements looking forward beyond 2007 are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from those anticipated by the forward-looking statements. Among these factors are the Company’s history of operating losses, factors affecting its future operating results and capital expenditures, its ability to retain existing customers and attract new customers, its ability to achieve cost-savings and generate positive cash flow, the effects of the announcement of the proposed Merger on our business and our relationships with customers and employees, the results of the review of the proposed Merger by various regulatory agencies, and any conditions imposed on the new company in connection with the consummation of the Merger, approval of the Merger by the Company’s stockholders and satisfaction of various other conditions to the closing of the Merger, and other factors affecting the Company’s business generally. For a general discussion of risks affecting the Company’s business, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 and in Part II in the Company's Form 10-Q for the quarter ended June 30, 2007.

NEON/RCN Talking Points

1. Key Messages

•        The merger provides a valuable scaling opportunity that will additionally enable the combined entity to compete in the nation’s busiest telecommunications corridor

•        It provides new geography, new services and capabilities to both entities

•        Both companies have similar cultures, focus and service sets which bodes well for the newly formed company

•        The teams have long standing working relationships, which will speed and aid in a seamless integration

•        Both companies are focused on strong customer service and flawless execution and plan to maintain that same high level of customer service post merger

•        RCN expects to leverage the strengths and talents of the combined team and to adopt the best practices of both companies

•        The combined entity is financially strong and well positioned to capture future growth opportunities such as new markets, new products and new customer segments

•        The deal is expected to close during the fourth quarter of 2007, subject to regulatory approvals as well as certain other closing conditions

2. RCN’s Strategic Positioning

NEON offers RCN a crucial scaling opportunity in the communication intensive Northeast and Mid-Atlantic corridor. NEON is a wholesale carrier offering a comprehensive suite of high bandwidth transport services primarily to carrier and large enterprise customers from Maine to Virginia. NEON’s state-of-the-art network and facilities are complementary to and/or usefully redundant with RCN’s network. Further, NEON offers RCN tremendous instantaneous commercial expansion as well as future expansion potential for both residential and commercial customers. This transaction exemplifies RCN’s asset strategy and represents the next stage in the evolution of RCN’s Business Solutions Division:

•        NEON adds a complementary customer base, particularly in the carrier market

•        Meaningful incremental growth potential in both commercial (wholesale and retail) and residential markets

•        NEON Adds more than 20% (206 buildings) to RCN’s building list, including 97 Verizon Central Offices

•        Quadruples the number of collocation buildings RCN serves

•        Adds a second Carrier/Commercial grade NOC to RCN Business Solutions

•        Unique long-term value proposition

Deal Facts

•      RCN will pay up to $5.25 per NEON share for expected total consideration of approximately $260 million.

•      Potential purchase price adjustment dependent on NEON’s financial performance.

•      RCN funding transaction with an additional term loan under recently completed credit facility - has received binding commitment from Deutsche Bank - neither the acquisition nor the additional term loan requires additional consents from existing lenders

•      Approved by the Boards of Directors of both companies

•      NEON shareholders’ approval required – RCN shareholders’ approval is not required

3. Financial Plans and Objectives

•        Subject to finalization upon completion of the acquisition:

•        Expect to realize $10 million or more in potential revenue and expense synergies, primarily driven by SG&A reduction opportunities

4. Background

The deal fits:

•        All the strategic, growth potential and return characteristics RCN has looked for in a CLEC opportunity fits very well with RCN Business Solutions strategy

•        The combination of the two companies helps fill the void created by ongoing telecom consolidation significantly strengthens RCN’s position in the market

5. Combined Company Snapshot (NEON & RCN Business Solutions)

Route Miles	~ 5,626
Fiber Miles	~315,644
# of On-Net Buildings	More than 1,100 in total
Network Coverage	Maine to Virginia and Chicago metro
Network Operations Centers	New York City NY, Westborough MA and Lanham MD
# of Employees	~278
# of Customers	~1,320

6. Benefits

Common Benefits

•   Similar service offering including SONET, Ethernet, Wavelength, collocation and custom networks

•   Complementary networks that are largely diverse from one another

     • The networks are highly reliable with strong 24/7 operational support

•   Similar and complementary technology platforms and operational approach

•   Similar corporate cultures of customer-oriented focus and high integrity sales approach

•   Long standing working relationship between the companies, which will speed and ease a successful integration

•   Similar utility heritage and networks that leverage unique utility rights of way

RCN Benefits

•  Immediate scale plus catalyst and resources for further growth

•  Immediately provides an expanded network on which to sell retail commercial services

•  Brings experienced sales resources with proven wholesale capabilities and engineering/ operations talent with carrier expertise

•  Offers additional retail sales leverage from NEON Central Offices in Tier 1 and Tier 2 markets

•  New/expanded market footprint into Tier 1 and Tier 2 markets - with additional core network coverage in Portland, Burlington, Boston, Providence, Hartford, Albany, NYC, Newark, Philadelphia, Baltimore and Washington D.C.; as well as growth potential to surrounding areas

•  A fiber network leveraging utility and gas pipeline rights of way, largely diverse from RCN’s fiber network

•  Diverse major routes from Maine to Virginia for disaster recovery and redundancy

•  Local and long haul communication solutions for wholesale carrier and enterprise customers

NEON Benefits

•    Adds to the current suite of NEON services, including:

•   Network Services

•  Ethernet (EPL, EVPL, E-LAN)–1 Mbps to 1 Gbps (This would be an enhancement to the NEON offering)

•  IP Transit – up to OC192

•  Construction Services

•  SONET (similar offering to NEON)

•  Managed Data Services

•  Colocation

•  Shared Web Hosting

•  Managed Dedicated Servers

•    Add new locations, which NEON can leverage:

•   900+ Buildings On-Net

•   Deeper capillarity in New York City & DC

•    Adds the Chicago metro market

•    RBS has significant traction in the enterprise segment and an deep understanding of their needs and requirements